Exhibit 99.1

TeleNav Reports Third Quarter Fiscal 2011 Financial Results

•	Quarterly revenue increased 27 percent year over year to $57.1 million

•	March quarter revenue includes the benefit of approximately $6.6 million of revenue resulting from amended contract terms with Ford

•	Average monthly paid subscribers for the third quarter reached 22.5 million, up from 19.6 million in the prior quarter

Sunnyvale, Calif. – April 28, 2011 –TeleNav, Inc. (NASDAQ:TNAV), one of the largest global wireless location-based services providers, today announced its financial results for the third quarter of fiscal 2011 ended March 31, 2011.

Financial Highlights

•	Revenue for the third quarter of fiscal 2011 grew 27 percent over the third quarter of fiscal 2010 to $57.1 million.

•

Revenue for the third quarter of fiscal 2011 includes approximately $6.6 million of revenue recognized as a result of amendments to a Ford agreement executed in March 2011 where revenue is now recognized when vehicles including TeleNav’s on-board navigation product are produced.

•

Average monthly paying end users for the third quarter of fiscal 2011 increased 54 percent over the third quarter of fiscal 2010 to 22.5 million, and include the recent launch for Boost Mobile subscribers in Sprint bundled offerings. Paying end users as of March 31, 2011 increased to over 23 million.

•

Revenue from strategic growth areas which include automotive, enterprise location based services (LBS), mobile advertising and commerce and premium LBS was 19 percent of total revenue for the third quarter of fiscal 2011 (eight percent excluding the effect of the $6.6 million of added revenue from immediate recognition of revenue from shipments of navigation solutions to Ford), up from seven percent of total revenue for the second quarter of fiscal 2011.

•	Cash generated from operations for the third quarter of fiscal 2011 was $64.2 million and ending cash and investments totaled $211.3 million as of March 31, 2011.

“We had an excellent March quarter in which we achieved many records including total revenue, revenue from strategic growth areas, and ending levels of cash and investments. We achieved record subscriber growth in our core navigation services while strategically investing in additional high-growth businesses. We had outstanding performance in our automotive business and continue to make progress in growing revenue from mobile advertising and premium services,” said HP Jin, president, CEO and co-founder of TeleNav. “We are quite pleased with our strong performance in the third fiscal quarter and believe TeleNav is better positioned for capturing great opportunities in Mobile Internet, in dash connected navigation and LBS.”

Net income for the third quarter of fiscal 2011 was $11.2 million, or $0.25 per diluted share, compared to net income of $12.5 million, or $0.23 per diluted share, for the third quarter of fiscal 2010.

Non-GAAP net income for the third quarter of fiscal 2011 was $12.2 million, or $0.27 per diluted share, compared to non-GAAP net income of $13.1 million, or $0.34 per diluted share, for the third quarter of fiscal 2010. Non-GAAP net income excludes stock-based compensation expense net of the related tax effect.

As part of its $20 million stock repurchase plan authorized in November 2010, TeleNav repurchased a total of 674,000 shares of its common stock for an aggregate cost of $7.4 million during the third quarter of fiscal 2011.

Recent Business Highlights

•

In March 2011, China Mobile officially launched its nationwide China Mobile branded connected GPS navigation service powered by TeleNav to all of its regional operators in China. This service is billed by China Mobile under a revenue share agreement with TeleNav.

•

In March 2011, TeleNav announced the availability of TeleNav GPS Navigator™ through the Apple® App Store as a free download for the iPhone 4 for the first 30 days and then for a monthly or annual charge thereafter. TeleNav also announced the availability of TeleNav GPS Navigator on the Android marketplace for Verizon.

•

In March 2011, TeleNav announced new technology that automatically switches between over-the-network and cached content for access to local search and navigation in or out of wireless coverage. The combined benefits of connected and on-device GPS navigation ensures that customers are never without access to local search and spoken turn-by-turn directions. The new hybrid technology will be included in select applications the Company is developing for its carrier partners across a variety of operating systems in the near future.

Business Outlook

TeleNav offers the following guidance for the quarter ending June 30, 2011:

•	Total revenue is expected to be $52.0 to $54.0 million;

•	Gross margin is expected to be approximately 80 percent;

•	Non-GAAP operating expenses are expected to be $27.0 to $28.0 million, and exclude approximately $1.3 million in stock-based compensation;

•	GAAP net income is expected to be $7.5 to $8.5 million;

•	GAAP diluted net income per share is expected to be $0.16 to $0.18;

•	Non-GAAP net income is expected to be $8.5 to $9.5 million;

•	Non-GAAP diluted net income per share is expected to be $0.18 to $0.20;

•	Effective tax rate is expected to be approximately 39 percent;

•	Weighted-average diluted shares outstanding are expected to be 45 to 46 million.

TeleNav offers the following guidance for the fiscal year ending June 30, 2011:

•	Total revenue is expected to be $208.0 to $210.0 million;

•	Non-GAAP operating expenses are expected to be $97.0 to $98.0 million, and exclude approximately $4.2 million in stock-based compensation;

•	GAAP net income is expected to be $41.0 to $42.0 million;

•	GAAP diluted net income per share is expected to be $0.91 to $0.93;

•	Non-GAAP net income is expected to be $44.5 to $45.5 million;

•	Non-GAAP diluted net income per share is expected to be $0.98 to $1.00;

The above information concerning the forecast for the quarter ending June 30, 2011 and fiscal 2011 represents TeleNav’s outlook only as of the date hereof, and TeleNav undertakes no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.

Conference Call

TeleNav will host an investor conference call and live webcast today at 2:00 p.m. PST (5:00 p.m. EST) to discuss its third quarter fiscal 2011 results and outlook for the fourth quarter and full year of fiscal 2011. To access the conference call, dial 888-204-4317 or 913-312-0859. The webcast will be accessible on TeleNav’s investor relations website at http://investor.telenav.com/. A replay of the conference call will be available approximately two hours after its completion and will be available through Tuesday, May 3, 2011, 5:00 p.m. PST. To access the replay, please dial 888-203-1112 or 719-457-0820 and enter pass code 2021753.

Use of Non-GAAP Financial Measures

TeleNav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as net income and earnings per share information included in this press release are different from those otherwise presented under GAAP. The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Stock-based compensation expense has been and will continue to be a significant recurring non-cash expense for TeleNav. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.

Our non-GAAP tax rate differs from the GAAP tax rate due to the elimination of the tax effect of the GAAP stock compensation expenses that are being eliminated to arrive at the non-GAAP expenses.

The shares used to compute non-GAAP basic and diluted net income per share for fiscal 2010 include the assumed conversion of all outstanding shares of convertible preferred stock into shares of common stock using the as-if converted method as of the beginning of each period presented or the date of issuance, if later. In May 2010, in conjunction with the closing of our initial public offering, all of our outstanding preferred stock was converted into shares of our common stock.

For purposes of calculating non-GAAP basic net income per share, we excluded from the fiscal 2010 calculations of net income applicable to common shareholders the accretion costs of dividends on certain convertible preferred stock.

TeleNav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between quarters and fiscal year growth rates that are not influenced by certain non-cash charges and therefore are helpful in understanding TeleNav’s underlying operating results. These non-GAAP measures are some of the primary measures TeleNav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies. Reconciliations of the GAAP to non-GAAP results are presented at the end of this press release.

Forward Looking Statements

This press release contains forward-looking statements that are based on TeleNav’s management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning TeleNav’s anticipated or assumed future financial results, shares outstanding and anticipated business activities. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, fluctuations in TeleNav’s quarterly and annual operating results; TeleNav’s dependence on Sprint and AT&T for a substantial majority of its revenue; changes in the contractual relationships with Sprint, AT&T and other wireless carriers to whom TeleNav provides services; competition from other market participants who may provide comparable services to subscribers without charge; TeleNav’s inexperience in the automotive navigation market; continued production of vehicles with and adoption by auto buyers of TeleNav’s products offered by Ford; TeleNav’s ability to offer premium services successfully; TeleNav’s inexperience in the mobile advertising market; TeleNav’s ability to estimate and sustain or increase its revenue and profitability; TeleNav’s ability to attract, migrate and retain new wireless carriers and auto manufacturers and automotive equipment suppliers; TeleNav’s ability to issue new releases of its products and services and expand its product portfolio; changes to current accounting standards which may have a significant, adverse impact upon TeleNav’s financial results; the introduction of new products by competitors or the entry of new competitors into the markets for TeleNav’s services and products; the impact of current or future intellectual property litigation and claims for indemnification and litigation related to U.S securities laws and economic and political conditions in the US and abroad. We discuss these risks in greater detail in “Risk factors” and elsewhere in our Quarterly Report on Form 10-Q for the three months ended December 31, 2010 and other filings with the U.S. Securities and Exchange Commission (SEC), which are available at the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

TeleNav, Inc. is a leading provider of consumer location-based services (LBS), enterprise LBS and automotive LBS. TeleNav’s solutions provide consumers, wireless service providers, enterprises and automakers with location-specific, real-time, personalized services such as GPS navigation, local search, mobile advertising, mobile commerce, location tracking and workflow automation. TeleNav’s technology is available across more than 600 types of mobile phones, all major mobile phone operating systems and a broad range of wireless network protocols. TeleNav’s service providers and partners include AT&T, Bell Mobility, Boost Mobile, China Mobile, Cincinnati Bell, Ford Motor Company, NII Holdings, Rogers, Sprint Nextel, Telcel, T-Mobile UK, T-Mobile USA, U.S. Cellular, Verizon Wireless and Vivo Brazil.

For more information on TeleNav, please visit www.telenav.com. Follow TeleNav on Twitter at www.twitter.com/telenav or on Facebook at www.facebook.com/telenav.

###

Copyright 2011 TeleNav, Inc. All Rights Reserved.

“TeleNav,” the TeleNav logo, “telenav.com” and “TeleNav GPS Navigator” are registered and unregistered trademarks and/or service marks of TeleNav, Inc. Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.

TNAV-F

Media Contacts:

Mary Beth Lowell

TeleNav, Inc.

425-531-0122

marybethl@telenav.com

Investor Relations:

Cynthia Hiponia

The Blueshirt Group (for TeleNav)

408.990.1265

IR@telenav.com

TeleNav, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2011	June 30, 2010 *
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$40,118	$112,862
Short-term investments	171,161	—
Accounts receivable, net of allowances of $396 and $246, respectively	27,734	37,322
Deferred tax assets	2,501	3,247
Prepaid expenses and other current assets	7,144	3,020

Total current assets	248,658	156,451
Property and equipment, net	9,253	9,637
Deferred tax assets, non-current	2,372	1,874
Deposits and other assets	3,566	5,758

Total assets	$263,849	$173,720

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,216	$2,507
Accrued compensation	5,368	5,583
Accrued royalties	3,423	2,988
Other accrued expenses	3,682	2,721
Deferred revenue	67,101	6,746
Income taxes payable	24	1,028

Total current liabilities	81,814	21,573
Deferred revenue, non-current	551	172
Other liabilities	3,974	2,938
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 42,594 shares issued and 41,592 outstanding at March 31, 2011, and 41,140 issued and outstanding at June 30, 2010	42	42
Additional paid-in capital	111,428	109,687
Accumulated other comprehensive income	397	399
Retained earnings	65,643	38,909

Total stockholders’ equity	177,510	149,037

Total liabilities and stockholders’ equity	$263,849	$173,720

*	Derived from audited consolidated financial statements as of June 30, 2010

TeleNav, Inc.

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2011	2010	2011	2010
Revenue	$57,110	$45,101	$156,232	$121,652
Cost of revenue	12,739	7,173	30,419	21,130

Gross profit	44,371	37,928	125,813	100,522
Operating expenses:
Research and development	14,239	10,782	40,739	28,083
Sales and marketing	6,699	4,511	17,229	12,523
General and administrative	5,701	3,612	14,170	9,275

Total operating expenses	26,639	18,905	72,138	49,881

Income from operations	17,732	19,023	53,675	50,641

Interest income	309	18	576	73
Other income (expense), net	(4)	(38)	174	(403)

Income before provision for income taxes	18,037	19,003	54,425	50,311
Provision for income taxes	6,872	6,462	20,862	19,513

Net income	$11,165	$12,541	$33,563	$30,798

Net income applicable to common stockholders	$11,165	$6,764	$33,563	$16,624

Net income per share applicable to common stockholders:
Basic	$0.27	$0.58	$0.80	$1.44
Diluted	$0.25	$0.23	$0.75	$0.58
Weighted average shares used in computing net income applicable to common stockholders:
Basic	41,919	11,567	42,063	11,550
Diluted	45,181	29,191	44,936	28,787

TeleNav, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended March 31,
	2011	2010
Operating activities
Net income	$33,563	$30,798
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,449	3,505
Accretion of premium on short-term investments	1,500	—
Stock-based compensation expense	2,895	1,447
Write-off of capitalized software	691	—
Revaluation of preferred stock warrants	—	346
Excess tax benefit from stock-based compensation	(513)	(213)
Changes in operating assets and liabilities:
Accounts receivable	9,569	(14,632)
Deferred income taxes	248	1,172
Prepaid expenses and other current assets	(5,885)	(2,915)
Other assets	919	(3,536)
Accounts payable	(35)	(34)
Accrued compensation	(215)	162
Accrued royalties	435	(986)
Accrued expenses and other liabilities	1,997	2,448
Income taxes payable	(361)	370
Deferred revenue	60,734	1,956

Net cash provided by operating activities	112,991	19,888

Investing activities
Purchases of property and equipment	(4,074)	(4,988)
Additions to capitalized software	(884)	(2,154)
Purchases of short-term investments	(207,044)	—
Proceeds from sales and maturities of short-term investments	34,454

Net cash used in investing activities	(177,548)	(7,142)

Financing activities
Proceeds from exercise of stock options	1,107	438
Proceeds from exercise of Series E preferred stock warrants	—	862
Repurchase of common stock	(9,734)	(1,228)
Excess tax benefit from stock-based compensation	513	213

Net cash provided by (used in) financing activities	(8,114)	285

Effect of exchange rate changes on cash and cash equivalents	(73)	(50)

Net (decrease) increase in cash and cash equivalents	(72,744)	12,981
Cash and cash equivalents, at beginning of period	112,862	33,128

Cash and cash equivalents, at end of period	$40,118	$46,109

Supplemental disclosure of cash flow information
Income taxes paid	$20,636	$18,431

TeleNav, Inc.

Unaudited Reconciliation of Non-GAAP Adjustments

(in thousands except for per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2011	2010	2011	2010
GAAP net income	$11,165	$12,541	$33,563	$30,798
Stock-based compensation:
Cost of revenue	23	7	70	14
Research and development	502	320	1,420	741
Sales and marketing	291	139	671	346
General and administrative	320	144	734	346

Total stock-based compensation	1,136	610	2,895	1,447
Tax effect of adding back stock-based compensation	(147)	(37)	(310)	(94)

Non-GAAP net income	$12,154	$13,114	$36,148	$32,151

Shares used in computing GAAP basic net income per share	41,919	11,567	42,063	11,550
Weighted average effect of the assumed conversion of convertible preferred stock on the original dates of issuance	—	23,345	—	23,117

Shares used in computing non-GAAP basic net income per share	41,919	34,912	42,063	34,667

Shares used in computing GAAP diluted net income per share	45,181	29,191	44,936	28,787
Weighted average effect of the assumed conversion of convertible preferred stock on the original dates of issuance	—	9,362	—	9,211

Shares used in computing non-GAAP diluted net income per share	45,181	38,553	44,936	37,998

Non-GAAP basic net income per share	$0.29	$0.38	$0.86	$0.93
Non-GAAP diluted net income per share	$0.27	$0.34	$0.80	$0.85